SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2018

Globe Photos, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55370	27-0746744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6445 South Tenaya Way, B-130 Las Vegas, Nevada 89113
(Address of principal executive offices)

Registrant’s telephone number, including area code: 702-722-6113

_____________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2018, our Board of Directors appointed Luisa Ingargiola and George Smith as independent members of the Board of Directors.

Luisa Ingargiola

From 2017 to present, Ms. Ingargiola serves as Chief Financial Officer of Avalon GloboCare. From 2007 to 2016, Ms. Ingargiola served as Chief Financial Officer of MagneGas Corporation (and board member from 2016 to June 2018).

Ms. Ingargiola currently serves as board member and audit committee chair of FTE Networks and ElectraMeccanica. She also serves as board member for Operation Transition Assistance Corporation and The JBF Foundation Worldwide.

Ms. Ingargiola received her Bachelors of Science from Boston University and her Masters of Business Administration from the University of Florida.

Aside from that provided above, Ms. Ingargiola does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There were no arrangements or understandings between Ms. Ingargiola and any other persons pursuant to which she was selected as a board member.

There are no family relationships between Ms. Ingargiola and any of our directors or executive officers.

Ms. Ingargiola has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

George Smith

Mr. Smith has been in the entertainment and amusement business for more than thirty years. During his industry tenure he has been involved in all facets of facilities operations and management. Currently, Mr. Smith is President/COO of Family Entertainment Group/Skymart and Chief Operating Officer of IVC Interactive Vending Corporation. In 2014, Mr. Smith was Co-Founder of Face to Face Entertainment Conferences F2FEC (conferences aimed at the owners and senior management of the top FEC’s and parks in the industry). Mr. Smith received his B.S.B.A from Clark University.

Aside from that provided above, Mr. Smith does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There were no arrangements or understandings between Mr. Smith and any other persons pursuant to which she was selected as a board member.

There are no family relationships between Mr. Smith and any of our directors or executive officers.

Mr. Smith has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

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Committees

On December 28, 2018, our Board of Directors adopted charters for our newly created Nominating and Governance Committee, Audit Committee and Compensation Committee. We plan to post these charters to our website at www.globephotos.com.

Our Board of Directors appointed the following persons to the newly created committees as follows:

  Nominating and Governance Committee: Mark Lanier, Luisa Ingargiola, Jerry Nadal, with Mr. Lanier serving as Chairperson.
  Audit Committee: Mark Lanier, Luisa Ingargiola and George Smith, with Ms. Ingargiola serving as Chairperson, who is also an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.
  Compensation Committee: Jerry Nadal, Mark Lanier and George Smith, with Mr. Nadal serving as Chairperson.

SECTION 8 – Other Events

Item 8.01	Other Events

On January 2, 2019, we issued press releases concerning our new director appointments. Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

The information in Item 8.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

99.1 Press Release, dated January 2, 2019

99.2 Press Release, dated January 2, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Globe Photos, Inc.

/s/ Stuart Scheinman

Stuart Scheinman
Chief Executive Officer

Date: January 2, 2019

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